Exhibit 99.2
MICRON TECHNOLOGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of Micron Technology, Inc. and its consolidated subsidiaries (hereinafter referred to as the “Company”) and Numonyx Holdings B.V. and its consolidated subsidiaries (“Numonyx”) after giving effect to the Company’s acquisition of Numonyx on May 7, 2010 and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The Company and Numonyx have different fiscal years.  Accordingly, the unaudited pro forma condensed combined balance sheet as of March 4, 2010 combines the Company’s historical unaudited condensed consolidated balance sheet as of March 4, 2010 and Numonyx’s historical unaudited condensed consolidated balance sheet as of March 27, 2010, which are presented as if the Company’s acquisition of Numonyx had occurred on March 4, 2010.

The unaudited pro forma condensed combined statements of operations for the six months ended March 4, 2010 combines the historical unaudited results of the Company for the six months ended March 4, 2010 and the historical unaudited results of Numonyx for the six months ended March 27, 2010.  The unaudited pro forma condensed combined statements of operations for the fiscal year ended September 3, 2009 combines the historical results of the Company for the fiscal year ended September 3, 2009 and the historical unaudited results of Numonyx for the twelve months ended September 27, 2009.  The unaudited pro forma condensed combined statements of operations are presented as if the Numonyx acquisition had occurred on August 29, 2008.

The unaudited pro forma condensed combined financial statements are based on preliminary valuations of assets and liabilities acquired and consideration paid in the acquisition of Numonyx. These preliminary amounts could change as additional information becomes available.  These changes could result in material variances between the Company’s future financial results and the amounts presented in these unaudited pro forma condensed combined financial statements, including variances in fair values recorded, as well as expenses and cash flows associated with these items.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that the Company would have reported had the Numonyx acquisition been completed as of the dates presented, and should not be taken as a representation of the Company’s future consolidated results of operations or financial position. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and/or cost savings that the Company may achieve with respect to the combined companies.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes included in the Company’s Annual Report on Form 10-K, the Company’s Report on Form 8-K filed on March 4, 2010, the Company’s Quarterly Reports on Form 10-Q and Numonyx’s consolidated financial statement for the year ended December 31, 2009 as found in Exhibit 99.1.

MICRON TECHNOLOGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of March 4, 2010
(in millions)

	Historical
	March 4, 2010	March 27, 2010
			Pro Forma		Pro Forma
	Micron	Numonyx	Adjustments		Combined

Assets
Cash and equivalents	$1,870	$524	$(450)	a	$1,944
Receivables	1,072	322	(35)	b,m	1,359
Inventories	1,075	488	186	c	1,749
Other current assets	72	19	4	d	95
Total current assets	4,089	1,353	(295)		5,147
Intangible assets, net	322	78	(50)	e,f	350
Property, plant and equipment, net	6,525	404	(47)	e,h	6,882
Equity method investments	592	419	(5)	g	1,006
Other noncurrent assets	424	264	29	d,i,q	717
Total assets	$11,952	$2,518	$(368)		$14,102

Liabilities and equity
Accounts payable and accrued expenses	$1,040	$302	$14	d,j,m,r	$1,356
Deferred income	216	52	(47)	b	221
Equipment purchase contracts	266	--	--		266
Current portion of long-term debt	725	--	--		725
Total current liabilities	2,247	354	(33)		2,568
Long-term debt	1,994	757	(755)	a,l	1,996
Other noncurrent liabilities	293	150	149	d,k,q	592
Total liabilities	4,534	1,261	(639)		5,156

Total equity	7,418	1,257	271	n	8,946

Total liabilities and equity	$11,952	$2,518	$(368)		$14,102

See accompanying notes to pro forma condensed combined financial statements.

MICRON TECHNOLOGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
For the Six Months Ended March 4, 2010
(in millions except per share amounts)

	Historical
	Six Months Ended
	March 4, 2010	March 27, 2010	Pro Forma		Pro Forma
	Micron	Numonyx	Adjustments		Combined

Net sales	$3,701	$1,046	$(19)	m	$4,728
Cost of goods sold	2,616	784	(25)	e,m,o,p,q	3,375
Gross margin	1,085	262	6		1,353

Selling, general and administrative	197	105	(7)	h,o,r	295
Research and development	285	136	3	o	424
Restructure	(2)	19	--		17
Other operating (income) expense, net	(11)	5	--		(6)
Operating income (loss)	616	(3)	10		623

Interest income	4	--	--		4
Interest expense	(93)	(37)	37	a,e,l	(93)
Other non-operating income (expense), net	55	--	--		55
	582	(40)	47		589

Income tax (provision) benefit	3	(8)	--	s	(5)
Equity in net income (losses) of equity method investees, net of tax	(4)	7	(7)	g	(4)
Net income (loss)	581	(41)	40		580

Net (income) loss attributable to noncontrolling interests	(12)	--	--		(12)
Net income (loss) attributable to Micron	$569	$(41)	$40		$568

Earnings (loss) per share:
Basic	$0.67				$0.58
Diluted	0.61				0.54

Number of shares used in per share calculations:
Basic	847.0				985.0
Diluted	1,003.1				1,143.0

See accompanying notes to pro forma condensed combined financial statements.

MICRON TECHNOLOGY, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
For the Year Ended September 3, 2009
(in millions except per share amounts)

	Historical
	For the Year Ended
	September 3, 2009	September 27, 2009	Pro Forma		Pro Forma
	Micron	Numonyx	Adjustments		Combined

Net sales	$4,803	$1,673	$(12)	m	$6,464
Cost of goods sold	5,243	1,384	(60)	e,h,m,o,p,q	6,567
Gross margin	(440)	289	48		(103)

Selling, general and administrative	354	224	(1)	h,o	577
Research and development	647	257	3	o	907
Restructure	70	70	--		140
Goodwill impairment	58	--	--		58
Other operating (income) expense, net	107	2	--		109
Operating income (loss)	(1,676)	(264)	46		(1,894)

Interest income	22	--	--		22
Interest expense	(182)	(78)	78	a,e,l	(182)
Other non-operating income (expense), net	(16)	2	--		(14)
	(1,852)	(340)	124		(2,068)

Income tax (provision) benefit	(1)	(21)	--	s	(22)
Equity in net income (losses) of equity method investees, net of tax	(140)	9	(9)	g	(140)
Net income (loss)	(1,993)	(352)	115		(2,230)

Net (income) loss attributable to noncontrolling interests	111	--	--		111
Net income (loss) attributable to Micron	$(1,882)	$(352)	$115		$(2,119)

Earnings (loss) per share:
Basic	$(2.35)				$(2.31)
Diluted	(2.35)				(2.31)

Number of shares used in per share calculations:
Basic	800.7				917.4
Diluted	800.7				917.4

See accompanying notes to pro forma condensed combined financial statements.

MICRON TECHNOLOGY, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(tabular amounts in millions)

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined balance sheet as of March 4, 2010, and the unaudited pro forma condensed combined statements of operations for the six months ended March 4, 2010 and for the year ended September 3, 2009, are based on the historical financial statements of Micron Technology, Inc. and its consolidated subsidiaries (the “Company”) and Numonyx Holdings B.V. and its consolidated subsidiaries (“Numonyx”) after giving effect to the Company’s acquisition of Numonyx on May 7, 2010 and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The Company accounts for business combinations pursuant to Financial Accounting Standards Board Accounting Standards Codification (ASC) 805, Business Combinations.  In accordance with ASC 805, the Company recognized separately from a gain on bargain purchase, the identifiable assets acquired and liabilities assumed, generally at the acquisition date fair value as defined by ASC 820, Fair Value Measurements and Disclosures.  The gain on bargain purchase as of the acquisition date was measured as the net of the acquisition date amounts of the identifiable assets acquired and the liabilities assumed in excess of consideration transferred, which was also measured at fair value.

The unaudited pro forma condensed combined financial statements are based on preliminary valuations of assets and liabilities acquired and consideration paid in the acquisition of Numonyx.  These preliminary amounts could change as additional information becomes available.  These changes could result in material variances between the Company’s future financial results and the amounts presented in these unaudited pro forma condensed combined financial statements, including variances in fair values recorded, as well as expenses and cash flows associated with these items.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that would have been reported had the Numonyx acquisition been completed as of the dates presented, and should not be taken as a representation of the Company’s future consolidated results of operations or financial position.  The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and/or associated cost savings that the Company may achieve with respect to the combined companies.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes included in the Company’s Annual Report on Form 10-K, the Company’s Report on Form 8-K filed on March 4, 2010, the Company’s Quarterly Reports on Form 10-Q and Numonyx’s consolidated financial statements for the year ended December 31, 2009 as found in Exhibit 99.1.

Accounting periods presented:  The Company and Numonyx have different fiscal years.  Numonyx’s historical fiscal year ended on December 31 and, for purposes of these unaudited pro forma condensed combined financial statements, its historical results have been aligned to more closely conform to the Company’s fiscal year which is the 52 or 53-week period ending on the Thursday closest to August 31.  Accordingly, the unaudited pro forma condensed combined balance sheet as of March 4, 2010 combines the Company’s historical unaudited condensed consolidated balance sheet as of March 4, 2010 and Numonyx’s historical unaudited condensed consolidated balance sheet as of March 27, 2010, which are presented as if the Company’s acquisition of Numonyx had occurred on March 4, 2010.

The unaudited pro forma condensed combined statements of operations for the six months ended March 4, 2010 combines the unaudited historical results of the Company for the six months ended March 4, 2010 and the unaudited historical results of Numonyx for the six months ended March 27, 2010.  The unaudited pro forma condensed combined statements of operations for the fiscal year ended September 3, 2009 combines the historical results of the Company for the fiscal year ended September 3, 2009 and the historical unaudited results of Numonyx for the twelve months ended September 27, 2009.  The unaudited pro forma condensed combined statements of operations are presented as if the Numonyx acquisition had occurred on August 29, 2008 and were carried forward through each of the aforementioned periods presented.

Reclassifications: The following reclassifications have been made to conform Numonyx’s historical financial statements to the Company’s presentation:

•
Numonyx’s assets held for sale of $78 million were reclassified as other noncurrent assets, current restricted cash of $5 million was reclassified as other noncurrent assets, current deferred tax assets of $8 million were reclassified as other current assets, other receivables and assets of  $66 million were reclassified as receivables, software assets of $58 million in intangible assets were reclassified as property, plant and equipment, noncurrent restricted cash of $19 million was reclassified as other noncurrent assets and noncurrent deferred tax assets of $33 million were reclassified as other noncurrent assets.

•
Numonyx’s debt obligations to related parties of $78 million were reclassified as other noncurrent liabilities, deferred income of $52 million was reclassified from other payables and accrued liabilities to deferred income, other payables and accrued liabilities of $97 million were reclassified as accounts payable and accrued expenses and current deferred tax liabilities of $2 million were reclassified as accounts payable and accrued expenses.

Acquisition of Numonyx

On May 7, 2010, the Company completed its acquisition of Numonyx, which manufactures and sells NOR Flash, NAND Flash, DRAM and Phase Change non-volatile memory technologies and products.  The Company acquired Numonyx to further strengthen the Company’s portfolio of memory products, increase manufacturing and revenue scale, access Numonyx’s customer base and provide opportunities to increase multi-chip offerings in the embedded and mobile markets.  In connection therewith, the Company issued 137.7 million shares of the Company’s common stock in exchange for all of the outstanding Numonyx capital stock and issued 4.8 million restricted stock units to employees of Numonyx in exchange for all of their outstanding restricted stock units.  The total fair value of the consideration the Company paid for Numonyx was $1,112 million and consisted of $1,091 million for the shares issued to the Numonyx shareholders and $21 million for the restricted stock units issued to employees of Numonyx.  The fair value of the consideration was determined based on the trading price of the Company’s common shares on the acquisition date discounted for the resale restrictions on the shares.  Of the shares issued to the Numonyx shareholders, 21.0 million were placed in escrow as partial security for the Numonyx shareholders’ indemnity obligations resulting from the acquisition.  The shares in escrow may be sold after November 6, 2010, but the proceeds from any sale remain in escrow until May 7, 2011, at which time the escrow assets are payable to the Numonyx shareholders, net of any indemnification claims from the Company.

The Company provisionally determined the assets and liabilities of Numonyx based on fair values as of May 7, 2010 utilizing an in-exchange model.  Because the purchase price was less than the fair value of net assets of Numonyx, the Company recognized a preliminary gain on the acquisition of $437 million.  The Company believes the gain realized in acquisition accounting was the result of a number of factors, including the following: significant losses recognized by Numonyx during the recent downturn in the semiconductor memory industry; substantial volatility in Numonyx’s primary markets; market perceptions that future opportunities for Numonyx products in certain markets are limited; the liquidity afforded to the sellers as a result of the limited opportunities to realize the value of their investment in Numonyx; and potential gains to the sellers through their investment in the Company’s equity from synergies between Numonyx and the Company.  The consideration and provisional valuation of assets acquired and liabilities assumed were as follows:

Consideration:
Fair value of common stock issued	$1,091
Fair value of restricted stock units issued	21
$1,112

Recognized amounts of identifiable assets acquired and liabilities assumed:
Cash and equivalents	$95
Receivables	256
Inventories	689
Other current assets	28
Intangible assets	29
Property, plant and equipment	344
Equity method investment	414
Other noncurrent assets	307

Accounts payable and accrued expenses	(310)
Other current liabilities	(5)
Other noncurrent liabilities	(298)
Total net assets acquired	1,549
Gain on acquisition	(437)
$1,112

Pro Forma Financial Statement Adjustments

The following pro forma adjustments are included in the Company’s unaudited pro forma condensed combined financial statements:

(a)
Prior to the Company’s acquisition of Numonyx, but as a condition of the sale, Numonyx retired $450 million of outstanding notes payable with its cash on hand.  The retirement of the notes resulted in a corresponding decrease in interest expense of $2 million and $10 million for the six months ended March 4, 2010 and the year ended September 3, 2009, respectively.

(b)
The adjustments reflect valuation of receivables for Numonyx products sold under agreements allowing pricing protection or rights of return (other than for product warranty), based on the estimated direct and incremental cost to fulfill the Company’s performance obligations.

(c)
Reflects the difference between the preliminary estimated fair value and the historical amount of Numonyx’s inventories.  The Company expects that the majority of the acquired inventory will be sold in the fourth quarter of 2010.  The effects of this adjustment were not reflected in the Pro Forma Statements of Operations because they will not have an ongoing impact on the Company.

(d)	Reflects net increase (decrease) in deferred taxes related to the acquisition:

Current deferred tax assets	$4
Non-current deferred tax assets	12
Current deferred tax liabilities	(2)
Non-current deferred tax liabilities	66

(e)
Reflects adjustments to eliminate $78 million of intangible assets and $50 million of software assets (included in property, plant and equipment) as well as the amortization of these assets.  Intangible assets primarily consisted of a loan guarantee provided to Numonyx for its $450 million notes payable which was retired as a condition of the acquisition (see note (a) above).  The loan guarantee was amortized to interest expense.  The Company utilized an in-exchange model of determining the provisional fair value of assets and liabilities as of the acquisition date which resulted in assigning no value to Numonyx’s historical software assets and intangible assets.  The adjustments to intangible assets and software assets resulted in the following effect on historical amortization expenses:

	Change in Amortization
	Six months ended March 4, 2010	Year ended September 3, 2009

Cost of goods sold	$(14)	$(25)
Interest expense	(18)	(36)

(f)
In connection with the Company’s acquisition of Numonyx, the Company acquired a 20.7% noncontrolling interest in Hynix-Numonyx Semiconductor Ltd. (the “Hynix JV”), a joint venture with Hynix Semiconductor, Inc. (“Hynix”) and Hynix Semiconductor (WUXI) Limited.  The Hynix JV was formed pursuant to a joint venture agreement originally entered into between STMicroelectronics N.V. (“ST”) and Hynix prior to the formation of Numonyx (as amended and restated, the “JV Agreement”).

Under the terms of the JV Agreement, the change in control of Numonyx due to its acquisition by the Company gave rise to certain rights of the parties to the JV Agreement to buy or sell or cause the other party to buy or sell their equity interests in the Hynix JV, including the right of Hynix to purchase all of the Company’s equity interest in the Hynix JV (the “Hynix Call Option”).  Pursuant to the JV Agreement, the exercise price of the Hynix Call Option is an amount equal to the positive difference between the book value of the Hynix JV’s total assets and the book value of the Hynix JV’s total liabilities, multiplied by the Company’s percentage ownership in the Hynix JV, estimated to be approximately $425 million.  On May 28, 2010, Hynix gave notice to the Company of its exercise of the Hynix Call Option to acquire the Company’s 20.7% interest in the Hynix JV, subject to regulatory approval.  The consummation of the equity transfer is expected to take place prior to the end of the first quarter of fiscal 2011.

In connection with the JV Agreement, the Company recorded an intangible asset of $29 million related to a supply agreement, which is being amortized through the expected remaining term of the agreement.  The effects of this adjustment are not reflected in the Pro Forma Statements of Operations because they will not have an ongoing impact as it is estimated that the agreement will end August 2010.

(g)
To record the difference between the preliminary estimated fair value and the historical amount of equity method investment as described in note (f) above and the elimination of the effect on operations from Numonyx’s ownership in the Hynix JV, which are not ongoing.

(h)
To record the difference between the preliminary estimated fair value and the historical amount of property, plant and equipment and the resulting change in depreciation expense for buildings and equipment with useful lives of 23-26 and 1-5 years, respectively:

				Change in depreciation
	Historical amount, net	Preliminary estimated fair value	Increase (decrease)	Six months ended March 4, 2010	Year ended September 3, 2009

Land	$1	$--	$(1)	$--	$--
Buildings	17	45	28	1	1
Equipment	329	305	(24)	(2)	(24)
	$347	$350	$3	$(1)	$(23)

Depreciation included in cost of goods sold				$--	$(21)
Depreciation included in selling, general and administrative				(1)	(2)
				$(1)	$(23)

(i)
To record the preliminary estimated fair value of $46 million for an indemnification asset related to uncertain tax positions that are identified in an indemnification agreement with the sellers of Numonyx and partially collateralized by the shares held in escrow.

(j)
To record accrued expenses for $12 million of estimated severance and other separation benefits that became payable to Numonyx employees under change-in-control arrangements as a result of the Company’s acquisition of Numonyx.

(k)	Reflects the difference between the preliminary estimated fair value and the historical amount of other noncurrent liabilities. The adjustment primarily reflects the following items:

•	Contingent liabilities of $66 million for uncertain tax positions (a significant portion for which the Company has recorded an indemnification asset in other noncurrent assets in the table above), and

•	Contingent liabilities of $15 million for the Company’s obligation, subject to certain conditions, to guarantee certain debt of the Hynix JV.

(l)
To record $305 million of notes payable and accrued interest held by the sellers of Numonyx that were contributed to Numonyx capital immediately prior to closing as a condition of the acquisition.  The adjustment for contribution of the notes to capital resulted in a corresponding decrease in interest expense of $17 million and $32 million for the six months ended March 4, 2010 and the year ended September 3, 2009, respectively.

(m)	To eliminate historical transactions between the Company and Numonyx for the periods presented and the related $2 million accounts receivable and accounts payable balances as of March 4, 2010:

	Six months ended March 4, 2010	Year ended September 3, 2009

Revenues	$(19)	$(12)
Cost of goods sold	(13)	(9)

(n)	To record the following adjustments to shareholders’ equity:

Elimination of Numonyx historical shareholders’ equity	$(1,257)
Elimination of historical acquisition costs	(7)
Fair value of common stock issued	1,091
Fair value of restricted stock units issued	21
Preliminary gain recorded on the acquisition	423
$271

(o)
To record the estimated stock-based compensation expense related to the restricted stock units issued in connection with the acquisition based on the pre-combination services completed and post-combination services required:

	Six months ended March 4, 2010	Year ended September 3, 2009

Cost of goods sold	$1	$1
Selling, general, and administrative	1	1
Research and development	3	3
	$5	$5

(p)
To adjust for differences of Numonyx accounting policies from that of the Company for recognizing lower of cost or market inventory write-downs.  Historically, Numonyx has evaluated this reserve on a product basis whereas the Company utilizes a pooling method.  The estimated effect on cost of goods sold from applying the Company’s policy for lower of cost or market write-downs to Numonyx inventories is an increase of $3 million for the six months ended March 4, 2010 and a decrease of $1 million for the year ended September 3, 2009.

(q)
To record the difference between the preliminary estimated fair value and the historical amount of favorable/unfavorable leases and the resulting change in amortization to cost of goods sold with economic lives of 7-12 years for favorable leases and 6 years for unfavorable leases:

				Change in amortization
	Historical amount, net	Preliminary estimated fair value	Increase (decrease)	Six months ended March 4, 2010	Year ended September 3, 2009

Favorable leases	$64	$34	$(30)	$(2)	$(5)
Unfavorable leases	--	(2)	(2)	--	--
	$64	$32	$(32)	$(2)	$(5)

(r)
Reflects the Company's acquisition costs of $7 million for the six months ended March 4, 2010 as these costs are non-recurring and directly attributable to the transaction.  A related adjustment of $7 million has been made to total equity and accounts payable and accrued expenses to eliminate the effect of the acquisition costs.

(s)
Due to valuation allowances on net deferred tax assets for both the Company and Numonyx, the unaudited pro forma condensed combined statements of operations do not reflect statutory rate tax adjustments for pro forma adjustments.

Pro Forma Earnings Per Share

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the weighted-average number of the Company’s common shares outstanding as adjusted for the following items:

•	The 137.7 million shares issued in the acquisition of Numonyx as if those shares were issued as of the beginning of September 2, 2008, and

•
The estimated common stock dilution under the treasury stock method for Numonyx restricted stock units issued in connection with the acquisition.  In addition, the pro forma basic and diluted earnings per share amounts are presented as if the awards had been issued and converted as they stood at the acquisition date as of the beginning of each period presented without consideration for any subsequent award activity such as grants, exercises and cancellations.

	Six months ended March 4, 2010	Year ended September 3, 2009
Basic
Weighted-average common shares outstanding, as reported	847.0	800.7
Shares issued in connection with the acquisition of Numonyx	138.0	116.7
Weighted-average common shares outstanding, pro forma	985.0	917.4

Diluted
Diluted weighted-average common shares outstanding, as reported	1,003.1	800.7
Shares issued in connection with the acquisition of Numonyx	138.1	116.7
Estimated dilutive effect of Numonyx restricted stock units issued	1.8	--
Diluted weighted-average common shares outstanding, pro forma	1,143.0	917.4